September 2011 Preliminary Terms No. 990 Registration Statement No. 333-156423 Dated September 1, 2011 Filed pursuant to Rule 433
S T R U C T U R E D  I N V E S T M E N T S
Opportunities in International and U.S. Equities

Buffered Jump Securities due September    , 2015
Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 20% of the principal at maturity.  At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance, as measured on the valuation date, of a basket composed of the iShares® MSCI Emerging Markets Index Fund, the iShares® MSCI EAFE Index Fund, the Russell 2000® Index and the S&P 500® Index.  If the basket appreciates at all on the valuation date, you will realize a minimum positive return of 51% to 54% on your investment in the securities.  If the basket appreciates by more than 51% to 54% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage appreciation of the basket.  However, if the basket declines in value by more than 20% on the valuation date from its initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities.  You could lose up to 80% of the stated principal amount of the securities.  The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.
SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September , 2011
Original issue date:	September , 2011 (3 business days after the pricing date)
Maturity date:	September , 2015
Basket:	Basket component	Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	20%
	Shares of iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	20%
	Russell 2000® Index (the “RTY Index”)	RTY	30%
	S&P 500® Index (the “SPX Index”)	SPX	30%

Bloomberg ticker symbols are being provided for reference purposes only. We refer to the RTY Index and the SPX Index collectively as the underlying indices.
Payment at maturity:	• If the final basket value is greater than the initial basket value: $1,000 + the greater of (i) $1,000 × the basket percent change or (ii) the upside payment

•  If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by an amount less than or equal to the buffer amount of 20% from its initial value:
$1,000

•  If the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from its initial value:
$1,000 × (basket performance factor + 20%)

Because the basket performance factor will be less than 80% in this scenario, this amount will be less, and potentially significantly less, than the stated principal amount of $1,000, subject to the minimum payment at maturity of $200 per security.

Upside payment:	$510 to $540 per security (51% to 54% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Buffer amount:	20%
CUSIP / ISIN:	617482YC2 / US617482YC22
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”) , a wholly-owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of Interest.”
Terms continued:	Please see page 2 of this document for further summary terms of the securities.
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)	Proceeds to Issuer
Per security	$1,000	$2.50	$997.50
Total	$	$	$
(1)
Selected dealers and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of $2.50 for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement for Jump Securities.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for Jump Securities dated July 28, 2011                Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

SUMMARY TERMS	Continued from cover page
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value for each basket component and the multiplier for such basket component.  The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The sum of the products of the final basket component value for each basket component and the multiplier for such basket component
Initial basket component value:
The initial basket component value for each basket component will equal (i) in the case of the EEM Shares and the EFA Shares, the closing price of one such share on the pricing date and (ii) in the case of the RTY Index and the SPX Index, the closing value of such index on the pricing date.

Final basket component value:
The final basket component value for each basket component will equal (i) in the case of the EEM Shares and the EFA Shares, the closing price of one such share times the adjustment factor, each as of the valuation date, and (ii) in the case of the RTY Index and the SPX Index, the closing value of such index on the valuation date.

Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the securities.

Adjustment factor:	1.0 for each of the EEM Shares and the EFA Shares, subject to adjustment for certain events affecting the EEM Shares or the EFA Shares.
Valuation date:	September , 2015, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events.
Maximum payment at maturity:	None
Minimum payment at maturity:	$200 per security

September 2011	Page 2

Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Investment Overview

The Buffered Jump Securities due September    , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices (the “securities”) can be used:

▪
As an alternative to direct exposure to the underlying basket that provides a minimum positive return of 51% to 54% if the underlying basket has appreciated at all on the valuation date and offers an uncapped 1 to 1 participation in the basket appreciation of greater than 51% to 54%;

▪	To enhance returns and potentially outperform the underlying basket in a moderately bullish scenario;

▪	To obtain a buffer against a specified level of negative performance in the underlying basket.

The securities are exposed on a 1:1 basis to the percentage decline in the value of the basket from its initial value beyond the buffer amount of 20%.  Accordingly, 80% of your principal is at risk (e.g., a 25% depreciation in the basket will result in the payment at maturity of $950 per security).

Maturity:	Approximately 4 years
Upside payment:	$510 to $540 per security (51% to 54% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Buffer amount:	20%
Maximum payment at maturity:	None
Minimum payment at maturity:	$200 per security
Interest:	None

Basket Overview

The basket consists of the EEM Shares (with a weighting of 20%), the EFA Shares (with a weighting of 20%), the RTY Index (with a weighting of 30%) and the SPX Index (with a weighting of 30%) and offers exposure to price movements in international and U.S. equity markets.  For more information on the individual basket components, see “Information About the Basket Components” on page 16 of this document.

Basket Component Information as of August 31, 2011
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52 Week High	52 Week Low
The EEM Shares	EEM	$42.75	$40.06	$50.20 (on 4/26/2011)	$39.03 (on 8/8/2011)
The EFA Shares	EFA	$53.57	$49.94	$63.87 (on 5/2/2011)	$49.73 (on 8/8/2011)
The RTY Index	RTY	726.81	602.06	865.29 (on 4/29/2011)	602.06 (on 8/31/2010)
The SPX Index	SPX	1,218.89	1,049.33	1,363.61 (on 4/29/2011)	1,049.33 (on 8/31/2010)

Historical Basket Performance January 1, 2006 to August 31, 2011

The graph is calculated to show the performance of the basket during the period from January 1, 2006 to August 31, 2011, assuming the basket components are weighted as set out above and that the basket component weightings and multipliers have been set on January 1, 2006 such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period.  The graph does not attempt to show your expected return on an investment in the securities.  The historical performance of the basket should not be taken as an indication of its future performance.

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Key Investment Rationale

This 4-year investment offers a minimum positive return of 51% to 54% if the underlying basket appreciates at all on the valuation date, an uncapped 1 to 1 participation in the basket appreciation of greater than 51% to 54%, and provides a buffer against a decline in the basket of up to 20%.  However, if the underlying basket declines in value by more than 20% on the valuation date from its initial value, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities, subject to the minimum payment at maturity of $200 per security.

Scenario 1
If the final basket value is greater than the initial basket value, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 times the basket percent change or (ii) the upside payment of $510 to $540, to be determined on the pricing date.  There is no maximum payment at maturity on the securities.

Scenario 2
If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, which means that the basket has remained unchanged or depreciated by no more than 20% from its initial value, the payment at maturity will be $1,000 per security.

Scenario 3
If the final basket value is less than 80% of the initial basket value, which means that the basket has depreciated by an amount greater than the buffer amount of 20%, you will lose 1% for every 1% decline beyond the buffer amount of 20%, subject to the minimum payment at maturity of $200 per security (e.g., a 25% depreciation in the basket will result in the payment at maturity of $950 per security).

Summary of Selected Key Risks (see page 11)

▪	80% of the stated principal amount is at risk.

▪	No interest payments.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited.

▪	The market price of the securities may be influenced by many unpredictable factors, including the value and volatility of the basket components.

▪	The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.

▪	Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components.

▪	Investing in the securities is not equivalent to investing in the basket components.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.

▪	The securities are subject to currency exchange risk.

▪	Adjustments to the EEM Shares or EFA Shares or the index tracked by the EEM Shares or EFA Shares, as applicable, could adversely affect the value of the securities.

▪	The EEM Shares and the index tracked by the EEM Shares are different.

▪	The EFA Shares and the index tracked by the EFA Shares are different.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the EEM Shares or EFA Shares.

▪	Adjustments to the underlying indices could adversely affect the value of the securities.

▪	The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.

▪	Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain.

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide for the minimum payment at maturity of only 20% of the principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by these preliminary terms.  At maturity, an investor will receive for each stated principal amount of securities that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount depending on the performance of the basket on the valuation date.  The securities are issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
September , 2011	September , 2011 (3 business days after the pricing date)	September , 2015, subject to postponement as described below
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Basket:	Basket component	Bloomberg ticker symbol*	Basket component weighting	Initial basket component value	Multiplier
	Shares of iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	20%
	Shares of iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	20%
	Russell 2000® Index (the “RTY Index”)	RTY	30%
	S&P 500® Index (the “SPX Index”)	SPX	30%
	* Bloomberg ticker symbols are being provided for reference purposes only.
Payment at maturity:	• If the final basket value is greater than the initial basket value: $1,000 + the greater of (i) $1,000 × the basket percent change or (ii) the upside payment

•  If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by an amount less than or equal to the buffer amount of 20% from its initial value:
$1,000

•  If the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from its initial value:
$1,000 × (basket performance factor + 20%)

Because the basket performance factor will be less than 80% in this scenario, this amount will be less, and potentially significantly less, than the stated principal amount of $1,000, subject to the minimum payment at maturity of $200 per security.

Upside payment:	$510 to $540 per security (51% to 54% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Basket percent change:	(final basket value – initial basket value) / initial basket value
Buffer amount:	20%
Basket performance factor:	final basket value / initial basket value
Multiplier:
The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the securities.

Adjustment factor:	1.0 for each of the EEM Shares and the EFA Shares, subject to adjustment for certain events affecting the EEM Shares or the EFA Shares.
Initial basket value:
100, which will be equal to the sum of the products of the initial basket component value for each basket component and the multiplier for such basket component.  The initial basket component values for each of the basket components will be determined on the pricing date.

Final basket value:	The sum of the products of the final basket component value for each basket component and the multiplier for such basket component
Risk factors:	Please see “Risk Factors” beginning on page 11.

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Initial basket component value:
The initial basket component value for each basket component will equal (i) in the case of the EEM Shares and the EFA Shares, the closing price of one such share on the pricing date and (ii) in the case of the RTY Index or the SPX Index, the closing value of such index on the pricing date.

Final basket component value:
The final basket component value for each basket component will equal (i) in the case of the EEM Shares and the EFA Shares, the closing price of one such share times the adjustment factor, each as of the valuation date, and (ii) in the case of the RTY Index or the SPX Index, the closing value of such index on the valuation date.

Valuation date:	September , 2015, subject to adjustment for non-trading days or non-index business days, as applicable, and certain market disruption events.
Maximum payment at maturity:	None
Minimum payment at maturity:	$200 per security
Postponement of maturity date:
If the scheduled valuation date is a non-trading day or non-index business day, as applicable, or if a market disruption event occurs on that day so that the valuation date for any basket component is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following such valuation date as postponed.

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482YC2
ISIN:	US617482YC22
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
Although the issuer believes that, under current law, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying prospectus supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

▪ a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange, and

▪  upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rule under Section 1260 of the Internal Revenue Code of 1986, as amended, any gain or loss recognized upon sale, exchange or settlement of the securities should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction.”  If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (and an interest charge will be imposed).  U.S. investors should read the section entitled “United States Federal Taxation – Tax Consequences to U.S. Holders – Tax Treatment of the Securities – Additional Considerations for Securities that Provide for the Greater of a Fixed Upside Payment and an Upside Return Based on the Increased Value of the Underlying” in the accompanying prospectus supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

investment in the securities, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	MS & Co.
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the basket components, in futures and/or options contracts on the basket components or any component securities underlying the MSCI Emerging Markets Index, the MSCI EAFE Index, the RTY Index or the SPX Index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the initial basket component values, and, as a result, the values at which the basket components must close on the valuation date before you would receive a payment at maturity that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $2.50 for each security they sell.

MS & Co. is our wholly-owned subsidiary. MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.  See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for Jump Securities.

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement for Jump Securities and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

How the Buffered Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the underlying basket.  The diagram is based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical upside payment:	$525 per security (52.5% of the stated principal amount)
Buffer amount:	20%
Maximum payment at maturity:	None
Minimum payment at maturity:	$200 per security (20% of the stated principal amount)

Buffered Jump Securities Payoff Diagram

How it works

▪
If the final basket value is greater than the initial basket value, the payment at maturity on the securities reflected in the graph above is greater than the $1,000 stated principal amount per security and is equal to $1,000 plus the greater of (i) $1,000 times the basket percent change or (ii) the hypothetical upside payment of $525.  In the diagram above, an investor will receive a payment at maturity of $1,525 per security at any final basket value greater than the initial basket value by an amount less than or equal to 52.5%.  If the final basket value has increased from the initial basket value by more than 52.5%, the investor will receive a payment at maturity that is equal to $1,000 plus an amount that represents a 1 to 1 participation in the appreciation of the underlying basket.

▪
If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 20%, the payment at maturity reflected in the graph above is equal to the $1,000 stated principal amount per security.

▪
If the final basket value has decreased from the initial basket value by an amount greater than the buffer amount of 20%, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the percentage decline in the value of the underlying basket beyond the buffer amount.  However, under no circumstances will the payment due at maturity be less than $200 per security.

¡	For example, if the final basket value declines by 25% from the initial basket value, the payment at maturity will be $950 per security (95% of the stated principal amount).

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Payment at Maturity

At maturity, investors will receive for each $1,000 stated principal amount of securities that they hold an amount in cash based on the value of the underlying basket on the valuation date, determined as follows:

If the final basket value is greater than the initial basket value:

$1,000    +    the greater of (i) $1,000 × the basket percent change or (ii) the upside payment

basket percent change	=	final basket value – initial basket value
initial basket value

upside payment	=	$510 to $540 per security, to be determined on the pricing date

There is no maximum payment at maturity on the security.

If the final basket value is less than or equal to the initial basket value but greater than or equal to 80% of the initial basket value, meaning the value of the basket has remained unchanged or has declined by an amount less than or equal to the buffer amount of 20% from its initial value:

the stated principal amount of $1,000

If the final basket value is less than 80% of the initial basket value, meaning the value of the basket has declined by more than the buffer amount of 20% from its initial value:

$1,000   ×   (the basket performance factor  +  20%)

Because the basket performance factor will be less than 80% in this scenario, the payment at maturity will be less, and potentially significantly less, than $1,000 per security.  The minimum payment at maturity on the securities is $200 per security.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and the accompanying prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪
The securities do not pay interest and provide for the minimum payment at maturity of only 20% of your principal.  The terms of the securities differ from those of ordinary debt securities in that we will not pay you any interest and will not guarantee payment of the principal amount of the securities at maturity.  At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based on the final basket value. If the final basket value is equal to the initial basket value or has decreased from the initial basket value by an amount less than or equal to the buffer amount you will receive only the principal amount of $1,000 per security.  If the final basket value decreases from the initial basket value by more than the buffer amount of 20%, you will receive an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decline in the value of the basket beyond the buffer amount, and you will lose money on your investment.  You could lose up to 80% of the stated principal amount of the securities.  See “How the Buffered Jump Securities Work” on page 9.

▪
The securities will not be listed and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Market price of the securities may be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the price or value of each of the basket components at any time and, in particular, on the valuation date,

▪	the volatility (frequency and magnitude of changes in price or value) of each of the basket components,

▪	interest and yield rates in the market,

▪
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basketcomponents or stock markets generally and which may affect the initial basket component values and/or thefinal basket component values,

▪	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the stocksunderlying the EEM Shares and the EFA Shares trade,

▪	the time remaining until the securities mature,

▪	the occurrence of certain events affecting the EEM Shares or the EFA Shares that may or may not require anadjustment to the relevant adjustment factor, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount if the values of the basket components at the time of sale are at or below their initial values or if market interest rates rise.  You cannot predict the future performance of any of the basket components based on their historical performance.  There can be no assurance that the basket value will increase such that you will receive at maturity an amount that is greater than the stated principal amount of the securities.  The basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Historical Information” on page 18.

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▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Changes in the value of one or more basket components may offset changes in the value of one or more of the other basket components.  Movements in the values of the basket components may not correlate with each other.  At a time when the value of one basket component increases, the value of the other basket components may not increase as much, or may decrease.  Therefore, in calculating the final basket value, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the value of the other basket components.

▪
Investing in the securities is not equivalent to investing in the basket components; you have no shareholder or other rights in the basket components and are exposed to the credit risk of Morgan Stanley. Investing in the securities is not equivalent to investing in the basket components, their component stocks or the indices tracked by the EEM Shares and EFA Shares.  As an investor in the securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the EEM Shares or EFA Shares or any of the securities underlying the basket components.  In addition, you do not have the right to exchange your securities for EEM Shares or EFA Shares or any of the securities underlying the basket components at any time, and are subject to the credit risk of Morgan Stanley.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities including, in particular, emerging markets equity securities.  The EEM Shares and EFA Shares track the performance of the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, which are both linked to the value of foreign equity securities.  Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at

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times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
The securities are subject to currency exchange rate risk.  Because the prices of the EEM Shares and EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets Index and MSCI EAFE Index, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets Index or MSCI EAFE Index, the price of the EEM Shares or EFA Shares, as applicable, will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

▪	existing and expected rates of inflation;

▪	existing and expected interest rate levels;

▪	the balance of payments; and

▪	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets Index and the MSCI EAFE Index and the United States and other countries important to international trade and finance.

▪
Adjustments to the EEM Shares or EFA Shares or the index tracked by the EEM Shares or EFA Shares, as applicable, could adversely affect the value of the securities. As the investment adviser to the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE Index Fund, BlackRock Fund Advisors (the “Investment Adviser”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index and the MSCI EAFE Index, respectively.  Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the relevant fund.  Any of these actions could adversely affect the price of the shares of the relevant fund and, consequently, the value of the securities.  MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets Index and MSCI EAFE Index.  MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets Index or MSCI EAFE Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index or MSCI EAFE Index.  MSCI may also discontinue or suspend calculation or publication of the MSCI Emerging Markets Index or MSCI EAFE Index at any time.  Any of these actions could adversely affect the value of the MSCI Emerging Markets Index or MSCI EAFE Index and, consequently, the value of the securities.

▪
The EEM Shares and the index tracked by the EEM Shares are different.  The performance of the EEM Shares may not exactly replicate the performance of the MSCI Emerging Markets Index because the EEM Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index.  It is also possible that the EEM Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI Emerging Markets Index Fund, differences in trading hours between the EEM Shares and the MSCI Emerging Markets Index or due to other circumstances.  The iShares® MSCI Emerging Markets Index Fund generally invests at least 90% of its assets in the securities of the MSCI Emerging Markets Index and in depositary receipts representing securities of such index.  The iShares® MSCI Emerging Markets Index Fund may invest the remainder of its assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts,

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other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with the Investment Adviser.

▪
The EFA Shares and the index tracked by the EFA Shares are different.  The performance of the EFA Shares may not exactly replicate the performance of the MSCI EAFE Index because the EFA Shares will reflect transaction costs and fees that are not included in the calculation of the MSCI EAFE Index.  It is also possible that the EFA Shares may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the MSCI EAFE Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the iShares® MSCI EAFE Index Fund, differences in trading hours between the EFA Shares and the MSCI EAFE Index or due to other circumstances.  The iShares® MSCI EAFE Index Fund generally invests at least 90% of its assets in the securities of the MSCI EAFE Index and in depositary receipts representing securities of such index.  The iShares® MSCI EAFE Index Fund may invest the remainder of its assets in securities not included in the MSCI EAFE Index but which the Investment Adviser believes will help the iShares® MSCI EAFE Index Fund track the MSCI EAFE Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by the Investment Adviser.

▪
The antidilution adjustments the calculation agent is required to make do not cover every event that can affect the EEM Shares or EFA Shares.  MS & Co., as calculation agent, will adjust the adjustment factor for the EEM Shares and EFA Shares for certain events affecting the relevant fund, such as stock splits and stock dividends.  However, the calculation agent will not make an adjustment for every event or every distribution that could affect the EEM Shares or EFA Shares.  If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities.

Adjustments to the underlying indices could adversely affect the value of the securities.  The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index.  Any of these actions could adversely affect the value of the securities.  In addition, each index publisher may discontinue or suspend calculation or publication of the underlying index that it publishes at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the securities will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of such index.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket component values, the final basket value, the basket percent change or the basket performance factor, if applicable, and the payment at maturity or whether a market disruption event has occurred or any antidilution adjustment is required.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final basket component value in the event of a discontinuance of the relevant basket component, may adversely affect the payout to you at maturity.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries expect to carry out hedging activities related to the notes (and to other instruments linked to the basket components or stocks underlying the basket components), including trading in the EEM Shares or EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index, RTY Index or SPX Index as well as in other instruments related to the basket components.  Some of our subsidiaries also trade the EEM Shares, EFA Shares or stocks that constitute the MSCI Emerging Markets Index, MSCI EAFE Index, RTY Index or SPX Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could affect the initial basket component values and, therefore, could increase the values at which the basket components must close on the valuation date before an investor would receive a payment at maturity that exceeds

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the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the values of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain.  Please read the discussion under “Fact Sheet – General Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying prospectus supplement for Jump Securities (together the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities.  As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income (and an interest charge will be imposed).  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one treatment, U.S. Holders could be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.  The risk that buffered securities would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is higher than with non-buffered equity-linked securities.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime (as discussed above).  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership regime, the issues presented by this notice and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Information About the Basket Components

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index.  The iShares® MSCI Emerging Markets Index Fund is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund.  Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.ww.w.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets IndexSM is described in “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI Emerging Markets IndexSM” and “—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for Jump Securities.

The iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index®.  The iShares® MSCI EAFE Index Fund is managed by iShares Trust, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the Commission by iShares Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at ww.w.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI EAFE Index®.  The MSCI EAFE Index® is a stock index calculated, published and disseminated daily by MSCI Inc. and is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of August 2011, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE Index includes components from Australia and New Zealand and all countries in Europe and Asia that are designated by MSCI as Developed Markets. The MSCI EAFE Index® is described in “Annex A—Underlying Indices and Underlying Index Publishers Information—MSCI EAFE Index®” and “—MSCI Global Investable Market Indices Methodology” in the accompanying prospectus supplement for Jump Securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, maintained and published by Russell Investments, a subsidiary of Russell Investment Group.  The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index.  The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

License Agreement between Russell Investments and Morgan Stanley.  The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley. See “Annex A––Underlying Indices and Underlying Index Publishers Information—Russell 2000® Index—License Agreement between Russell Investment Group and Morgan Stanley” in the accompanying prospectus supplement for Jump Securities.

The S&P 500® Index.  The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.

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The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943.  For additional information about the S&P 500® Index, see the information set forth under “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index” in the accompanying prospectus supplement for Jump Securities.

License Agreement between S&P and Morgan Stanley. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.  See “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index—License Agreement between S&P and Morgan Stanley” in the accompanying prospectus supplement for Jump Securities.

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Historical Information

The following tables set forth the published high and low closing prices and closing values, as applicable, as well as end-of-quarter closing prices and closing values, as applicable, for each of the basket components for each quarter in the period from January 1, 2006 through August 31, 2011.  The related graphs set forth the daily closing prices or closing values, as applicable, for each of the basket components in the same period.  The closing price or closing value, as applicable, of each of the basket components on August 31, 2011 was, (i) in the case of the EEM Shares, $42.75, (ii) in the case of the EFA Shares, $53.57, (iii) in the case of the RTY Index, 726.81, and (iv) in the case of the SPX Index, 1,218.89.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification.  The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given that the final basket value will be greater than the initial basket value.

iShares® MSCI Emerging Markets Index Fund (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2006
First Quarter	33.59	29.40	33.02
Second Quarter	37.03	27.34	31.23
Third Quarter	33.14	29.20	32.29
Fourth Quarter	38.15	31.80	38.10
2007
First Quarter	39.53	35.03	38.75
Second Quarter	44.42	38.75	43.82
Third Quarter	50.11	39.50	49.78
Fourth Quarter	55.64	47.27	50.10
2008
First Quarter	50.37	42.17	44.79
Second Quarter	51.70	44.43	45.19
Third Quarter	44.43	31.33	34.53
Fourth Quarter	33.90	18.22	24.97
2009
First Quarter	27.09	19.94	24.81
Second Quarter	34.64	25.65	32.23
Third Quarter	39.29	30.75	38.91
Fourth Quarter	42.07	37.56	41.50
2010
First Quarter	43.22	36.83	42.12
Second Quarter	43.98	36.16	37.32
Third Quarter	44.77	37.59	44.77
Fourth Quarter	48.58	44.78	47.64
2011
First Quarter	48.67	44.60	48.67
Second Quarter	50.20	45.50	47.60
Third Quarter (through August 31, 2011)	48.48	39.03	42.75

iShares® MSCI Emerging Markets Index Fund – Daily Share Closing Prices January 1, 2006 to August 31, 2011

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iShares® MSCI EAFE Index Fund (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2006
First Quarter	65.40	59.42	64.99
Second Quarter	70.58	59.60	65.35
Third Quarter	68.46	61.62	67.78
Fourth Quarter	74.31	67.78	73.26
2007
First Quarter	76.94	70.95	76.27
Second Quarter	81.79	76.27	80.63
Third Quarter	83.77	73.70	82.56
Fourth Quarter	86.18	78.24	78.50
2008
First Quarter	78.50	68.31	71.90
Second Quarter	78.52	68.10	68.70
Third Quarter	68.04	53.08	56.30
Fourth Quarter	55.88	35.71	44.87
2009
First Quarter	45.44	31.69	37.59
Second Quarter	49.04	38.57	45.81
Third Quarter	55.81	43.91	54.70
Fourth Quarter	57.28	52.66	55.30
2010
First Quarter	57.96	50.45	56.00
Second Quarter	58.03	46.29	46.51
Third Quarter	55.42	47.09	54.92
Fourth Quarter	59.46	54.26	58.22
2011
First Quarter	61.92	55.29	60.08
Second Quarter	63.87	57.10	60.14
Third Quarter (through August 31, 2011)	60.80	49.73	53.57

iShares® MSCI EAFE Index Fund – Daily Share Closing Prices January 1, 2006 to August 31, 2011

September 2011	Page 19

Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

Russell 2000® Index	High	Low	Period End
2006
First Quarter	765.14	684.05	765.14
Second Quarter	781.83	672.72	724.67
Third Quarter	734.48	671.94	725.59
Fourth Quarter	797.73	718.35	787.66
2007
First Quarter	829.44	760.06	800.71
Second Quarter	855.09	803.22	833.70
Third Quarter	855.77	751.54	805.45
Fourth Quarter	845.72	735.07	766.03
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter (through August 31, 2011)	858.11	650.96	726.81

Russell 2000® Index– Daily Index Closing Values January 1, 2006 to August 31, 2011

September 2011	Page 20

Buffered Jump Securities due September , 2015 Based on the Performance of a Basket of Two Equity Exchange-Traded Funds and Two Equity Indices

S&P 500® Index	High	Low	Period End
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,420.86	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,468.36	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter (through August 31, 2011)	1,353.22	1,119.46	1,218.89

S&P 500® Index– Daily Index Closing Values January 1, 2006 to August 31, 2011

September 2011	Page 21